Exhibit 10.17

COMMON STOCK PURCHASE AGREEMENT

by and among

MODULAR MEDICAL, INC.

and

THE INVESTORS REFERRED TO HEREIN

, 2020

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of ______, 2020, by and among MODULAR MEDICAL, INC., a Nevada corporation (the “Company”), and each investor identified on the signature pages hereto, whether such investor is or becomes a signatory as of the Initial Closing (as defined below) or any Subsequent Closing (as defined below) (each, including its successors and assigns, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company is conducting a private placement (the “Offering”) of shares (each a “Share”) of its common stock, par value $0.001 per share, of the Company (the “Common Stock”), pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D (“Rule 506”) promulgated thereunder (“Regulation D”);

WHEREAS, the Company desires, at the Initial Closing and at any Subsequent Closings during the Offering Period, to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, Shares as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

SECTION 1

Purchase and Sale of Shares

1.1.                  Agreement to Sell and Purchase.  On each Closing Date (as defined below) of the Offering, the Company, upon the terms and subject to the conditions set forth herein, agrees to sell and each Investor, severally and not jointly, with the other Investors (as the case may be) agrees to purchase from the Company, the number of such Shares indicated on such Purchaser’s signature page hereto with respect to such Closing. The purchase price per Share is $2.87 (the “Per Share Purchase Price”). For purposes of this Agreement, the term “Closing” means any closing of the purchase and sale during the Offering Period of Shares pursuant to this Agreement including the Initial Closing and any Subsequent Closing.

1.2.                  Offering; Offering Period. Each purchase and sale of Shares by the Company to the Investors shall occur at a Closing of the Offering during a period (the “Offering Period”) beginning on _______, 2020 and ending on the first to occur of: (a) the forty-fifth (45th) day following such date (unless extended by the Company one or more times to such final date as determined by the Company), and (b) the date on which the Company, in its sole and absolute discretion, elects to terminate the Offering (it being agreed that no notice to Investors shall be required in connection with any such extension and/or termination by the Company).

1.3.                  No Minimum Offering. There is no minimum number or dollar amount of Shares that must be purchased to effectuate the Initial Closing or any Subsequent Closing.

1.4.                  Closings; Closing Dates.  The Company may conduct multiple Closings during the Offering Period. Each Closing shall occur as soon as reasonably practicable following the satisfaction (or waiver) of the conditions set forth in Section 1.7(a) and Section 1.7(b) for such Closing. The initial Closing of the Offering (the “Initial Closing”), shall occur on the date hereof, subject to the satisfaction of the conditions set forth herein and following such Initial Closing, the Company may, in its sole discretion and subject to the satisfaction of the conditions set forth herein, conduct subsequent Closings (a “Subsequent Closing”) until the conclusion of the Offering Period. Investors signing a counterpart signature page to this Agreement as of a Closing Date shall become parties to this Agreement only as of such Closing Date. The date of each Closing shall be a “Closing Date.” Unless otherwise provided herein, all Closings shall be effectuated remotely by facsimile or other electronic transmission of documents and at such time as the Company and the applicable Investors may agree.

1.5.                  Payment. On or prior to each Closing Date, each applicable Investor shall deliver to the Company, via wire transfer, in US dollars and immediately available funds, the aggregate dollar amount to be paid for the Shares purchased hereunder (the “Aggregate Purchase Price”), as set forth below such Investor’s name on the signature page of this Agreement and next to the heading “Aggregate Purchase Amount.”

1.6.	Deliveries.

(a)         Deliveries of the Company. On each Closing Date, the Company shall deliver or cause to be delivered to each Investor participating therein, the following:

(i)              one or more stock certificates, representing the Shares being purchased by such Investor at the Closing, and registered in the name of such Investor, as set forth on such Investor’s executed signature page; or at such Investor’s request, a statement or other written evidence that the Shares issuable to such Investor have been issued and are held in book entry form at the Company’s transfer agent, in either case dated as of the applicable Closing Date;

(ii)             A copy of this Agreement executed by the Company.

(b)         Deliveries of each Investor. On each Closing Date, each Investor participating therein shall deliver or cause to be delivered to the Company the following:

(i)              This Agreement duly executed by such Investor; and

(ii)             Such Investor’s Aggregate Purchase Price in accordance with Section 1.5 (unless other means of payment shall have been agreed upon by the Investor and the Company).

1.7.	Closing Conditions.

(a)           Closing Conditions of the Investor. The obligation of an Investor to purchase Shares at a Closing is subject to the satisfaction, at or before the Closing Date for such Closing, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with written notice thereof:

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(i)              the accuracy in all material respects on each Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii)             all obligations, covenants and agreements of the Company required to be performed at or prior to each Closing Date shall have been performed; and

(iii)            the delivery by the Company of the items set forth in Section 1.6(a) of this Agreement.

(b)           Closing Conditions of the Company. The obligation of the Company to issue and sell the Shares to an Investor at a Closing is subject to the satisfaction, at or before the Closing Date for such Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

(i)              the accuracy in all material respects on each Closing Date of the representations and warranties of the Investor contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii)             all obligations, covenants and agreements of the Investor required to be performed at or prior to the Closing Date shall have been performed; and

(iii)            the delivery by the Investor of the items set forth in Section 1.6(b) of this Agreement.

SECTION 2

Representations and Warranties of the Company

Except as disclosed in any report, schedule, form, statement and other document required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), the Company represents and warrants to each Investor as of the Closing Date that an Investor purchases Shares pursuant to this Agreement as follows:

2.1.                  Subsidiaries. The Company’s only Subsidiary is Quasuras, Inc., a Delaware corporation (“Quasuras”), of which the Company owns all of the outstanding capital stock of Quasuras free and clear of any  lien, charge, pledge, security interest and/or other encumbrance (a “Lien”).

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2.2.                  Organization, Good Standing, Qualifications, Etc. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect. For purposes of this Agreement the term (i) “Material Adverse Effect” means any material adverse effect on the business, assets and/or financial condition of the Company and its Subsidiaries, taken as a whole, provided none of the following shall constitute a Material Adverse Effect: (a) the effects of conditions or events that are generally applicable to the capital, financial, banking or currency markets and/or industries that the Company and its Subsidiaries operate in or intend to operate in including the biotechnology industry, the medical device industry and/or the insulin delivery device industry and/or changes in applicable laws, rules and regulations including GAAP, (b) changes in the market price of the Common Stock, and (c) effects resulting from the announcement and/or occurrence of any Closing of the Offering; (ii) “Subsidiary” means any Person in which the Company, directly or indirectly, (a) owns more than fifty (50%) percent of the outstanding capital stock or holds any equity or similar interest of such Person, or (b) controls or operates all or any part of the business, operations or administration of such Person; (iii) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed in this “(iii),” (iv) “Affiliate” or “affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a Person, and as used in this “(iv),” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of a Person, whether through ownership of voting securities or other ownership interest by contract, or otherwise, and (v) “knowledge” or “Knowledge” of a Person means such Person’s actual knowledge, provided that Knowledge of the Company means the actual knowledge of Paul DiPerna, the Company’s Chief Executive Officer.

2.3.                  Authorization. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; (ii) the execution and delivery of this Agreement by the Company and the issuance and sale of the Shares have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors (the “Board”) or stockholders is required; and (iii) this Agreement has been duly executed and delivered by the Company and when executed by the Investors, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.4.                  Issuance of Shares. When issued, sold and delivered in accordance with the terms of this Agreement, the Shares will be duly and validly issued, fully paid, and nonassessable, and free of Liens imposed by the Company.

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2.5.                  No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 (the “506 Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company in the Offering, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

2.6.                  Other Covered Persons. The Company is not aware of any Person (other than any Selling Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Investors or potential Investors in connection with the sale of any of the 506 Securities.

2.7.                  Notice of Disqualification Events. The Company will notify the Investors and any Selling Agent in writing, prior to each Closing Date of (i) any Disqualification Event related to any Issuer Covered Person, and (ii) any event that with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

2.8.                  No Conflict. The execution, delivery and performance of this Agreement by the Company and the issuance and sale by the Company of the Shares contemplated hereby, do not: (i) violate any provision of the COI or the Bylaws, (ii) constitute an event of default under any material agreement which the Company is a party where such event of default would have a Material Adverse Effect, (iii) create a lien or encumbrance on any material property of the Company under any agreement by which the Company is bound, which would have a Material Adverse Effect, (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Company where such violation would have a Material Adverse Effect, or (v) require any consent of any third-party that has not been obtained pursuant to any material contract to which the Company is subject where the failure to obtain such would have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform its obligations under this Agreement (other than any filings that may be required to be made by the Company with the Securities and Exchange Commission (the “Commission” or the “SEC”), the OTCQB, any other OTC Market and/or any state securities commissions subsequent to each Closing); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of each Investor and each investor.

2.9.                  Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 17,870,261 shares of Common Stock were outstanding as of December 31, 2019; and (ii) 5,000,000 shares of preferred stock, par value $.001 per share, none of which are outstanding. As of December 31, 2019, the Company had outstanding Common Stock Equivalents to purchase 2,526,443 shares of Common Stock. Except as contemplated by and/or disclosed in this Agreement and/or set forth in any filing of the Company made with the SEC including, without limitation, the SEC Reports (i) the Company has no (a) obligations to purchase redeem or otherwise acquire any of its outstanding capital stock; and/or (b) anti-dilution or price adjustment provisions in any outstanding security of the Company that will be triggered by the issuance and sale of the Shares, and (ii) no Person has any current right to cause the Company to effect the registration under the Securities Act of any shares of Common Stock.  The term “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire shares of Common Stock.

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2.10.                SEC Reports, Documents and Financial Statements. The Company has filed with the SEC all SEC Reports required to be filed by it during the immediately preceding twelve (12) months, all of which SEC Reports, to the knowledge of the Company, were filed with the SEC on a timely basis or the Company received a valid extension of such time of filing and filed any such SEC Reports prior to the expiration of any such extension.  To the knowledge of the Company, the SEC Reports filed by the Company with the SEC during the preceding twelve (12) months complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder (as applicable).  To the knowledge of the Company, the financial statements of the Company included in the SEC Reports filed by the Company during the immediately preceding twelve (12) months complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  To the knowledge of the Company, such financial statements were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.11.                No Undisclosed Liabilities. Other than approximately $200,000 owed by the Company to Mr. DiPerna, as a result of approximately $200,000 in Quasuras’ bank account following the Company’s July 2017 acquisition of Quasuras, to the Company’s knowledge, the Company has no liabilities, obligations, claims or losses that would be required to be disclosed on a balance sheet of the Company that are not disclosed in any filing made by or on behalf of the Company with the SEC including, without limitation, in any SEC Report, other than those incurred in the ordinary course of the Company’s business.

2.12.                No Undisclosed Events or Circumstances. Except for the transactions contemplated by this Agreement including the Offering, to the knowledge of the Company, no event or circumstance has occurred, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, would have a Material Adverse Effect.

2.13.                Actions Pending. To the knowledge of the Company, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of this Agreement or the issuance and sale of the Shares hereby that would have a Material Adverse Effect. There is no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would result in a Material Adverse Effect.

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2.14.                Compliance with Law. The business of the Company is currently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as would not reasonably be expected to cause a Material Adverse Effect. The Company has all material permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which could not reasonably be expected to have a Material Adverse Effect.

2.15.                Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors as contemplated hereby.

2.16.                OTCQB DTC Status. The Common Stock is eligible for quotation on the OTCQB under the symbol “MODD,” is DTC eligible securities and the Company’s transfer agent, Colonial Stock Transfer Co., Inc. (including any other transfer agent the Company may retain, the “Transfer Agent”), is a participant in the DTC Automated Securities Transfer Program.

2.17.                Investment Company. The Company is not and, after giving effect to the Offering and sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.18.                Shell Company Status. The Company is not, and has not been since July 24, 2017, an issuer identified in Rule 144(i)(1) of the Securities Act. On or about July 28, 2017, the Company filed a Super 8-K with the SEC reflecting its status as an entity that was no longer an issuer described in Rule 144(i)(1)(i).

2.19.                No Integrated Offering.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3 any transaction described in any SEC Report, neither the Company, any of its Affiliates, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security that would cause the Offering to be integrated with prior offerings by the Company of its securities for purposes of the Securities Act.

2.20.                No General Solicitation; Agent Fees. Neither the Company, any of its Affiliates nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. The Shares will be offered and sold by the Company’s officers and directors and affiliates, who will receive no commissions or other payments directly from any such sales. The Company, however, reserves the right to pay Persons who assist in the sale of Shares (each a “Selling Agent”) up to eight (8%) percent of the gross purchase price of such Shares, in cash and/or Shares with each Share and share of Common Stock valued at the Per Share Purchase Price. The Company shall hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim by any such Selling Agent.  The  Company shall not be  responsible  for the payment of any  fees, if any, including but not limited to, financial advisory fees, finder’s fees or brokers’ commissions for Persons engaged by any Investor, its Affiliates and/or related persons or its investment advisor or otherwise) relating to or arising out of the transactions contemplated hereby.

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2.21.                Foreign Corrupt Practices.  To the knowledge of the Company, no agent or other person acting on behalf of the Company, has (i) used any Company funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign political activity, (ii) made any unlawful payment to foreign government officials or employees, or (iii) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.22.                Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transaction contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transaction contemplated hereby and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transaction contemplated hereby is merely incidental to the Investor’s purchase of the Shares.

SECTION 3

Representations and Warranties of the Investor

Each Investor severally, and not jointly represents, warrants and acknowledges to the Company as of the Closing Date that such Investor purchases Shares pursuant to this Agreement, as follows:

3.1.                  Access to Information; Certain Disclosure. Investor acknowledges and agrees that it has fully read and understands the Company’s SEC Reports and other documents and items filed by the Company with the SEC (including all financial statements and footnotes thereto, exhibits and schedules to all filings made by or on behalf of the company with the SEC including, without limitation, the SEC Reports and other documents and items filed) that are publicly available including on the SEC’s website. Investor further acknowledges that it has had been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from the Company concerning and/or relating to, among other items and matters, the Company and its Subsidiaries including, but not limited to, the terms and conditions of the Offering, this Agreement, the SEC Reports and other SEC filings of the Company publicly available, the Shares, the business of and intellectual property and intellectual property rights of the Company and its Subsidiaries and the merits and risks of investing in the Shares; (ii) access to information about the Company and its Subsidiaries and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) copies of all of the transaction documents used in the Offering; and (iv) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Investor acknowledges that no Person has been authorized to give any information or make a representation concerning the Company, the Shares, the Offering and/or otherwise, other than expressly set forth in this Agreement, and if given or made, any such information or representation has not been relied upon.

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3.2.                  Experience. The Investor is experienced in evaluating companies such as the Company, including early and/or development stage medical device and biotechnology companies that have limited or no trading markets for their common stock and limited resources, both before and following each Closing and has knowledge and experience in financial and business matters such that the Investor is capable of evaluating the merits and risks of the Investor’s prospective investment in the Company, before and after each Closing, and has the ability and financial wherewithal to bear the economic risks of its purchase of the Shares including a complete loss of its Aggregate Purchase Price.

3.3.                  Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor’s representation to the Company, which, by Investor’s execution of this Agreement, Investor hereby confirms, that the Shares to be acquired by Investor pursuant to this Agreement will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to any of the Shares.

3.4.                  Restricted Securities; Rule 144; Shell Company. Investor understands that the Shares have not been registered under the Securities Act, by reason of specific exemptions from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representations as expressed herein. Investor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to such laws, Investor must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Investor acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of Investor’s control, and which the Company is under no obligation and may not be able to satisfy. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. In connection therewith, the Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3.4, subject to Sections 4.1(a) and (b), and will transfer the Shares on the books of the Company only to the extent not inconsistent herewith and therewith. Investor acknowledges that the Company was a former shell company that ceased being a shell company on July 24, 2017, pursuant to Rule 144, and subsequently filed a Super 8-K with the SEC on July 28, 2017 reflecting its status as an entity that was no longer an issuer described in Rule 144 (i)(1)(i).

3.5.                  Authorization. This Agreement when executed and delivered by the Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

3.6.                  Investor Status.  At the time such Investor was offered the Shares, it was, and at the date hereof it is, and on each date on which it receives the Shares it will be, either:  (i) an “accredited investor” as defined in Rule 501 of the Securities Act, and/or (ii) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act.  Such Investor was not organized for the purpose of acquiring the Shares and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

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3.7.                  General Solicitation.  Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Investor further acknowledges that he or it, or his or its Affiliate, has a pre-existing relationship with the Company such as (i) as a holder of currently outstanding securities of the Company, or (ii) another affiliation with the Company or its affiliates.

3.8.                  Fees and Commissions.  The Investor has not retained any intermediary with respect to the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from any liability for any compensation to any intermediary retained by such Investor and the fees and expenses of defending against such liability or alleged liability.

3.9.                  No Prior Short Selling. The Investor has not prior to the date of this Agreement either through itself, its agents, representatives and/or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “Short Sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of shares of Common Stock, or (ii) hedging transaction, which establishes a net short position with respect to the shares of Common Stock.

SECTION 4

Other Agreements of the Parties

4.1.                  Legends; Removal of Legends, Etc.

(a)           Each Investor acknowledges and agrees that the Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, the Investor acknowledges that it will be required to provide the Company and the Transfer Agent with an opinion of counsel selected by the Investor (who is reasonably acceptable to the Company and the Transfer Agent), the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)           Each Investor acknowledges and agrees that all Certificates representing Shares shall contain legends thereon providing substantially as follows:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

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(c)           Certificates evidencing Shares shall not contain any legend (including the legends set forth in Section 4.1(b) hereof): following the resale of such Shares (i) pursuant to an effective registration statement under the Securities Act covering resales of such Shares, or (ii) pursuant to and in compliance with Rule 144. Investor, at the Company’s request, shall cause its counsel to issue a legal opinion to the Transfer Agent (in form and substance satisfactory to the Transfer Agent) to effect the removal of the legend hereunder.

(d)           Each Investor, severally and not jointly with the other Investors, agrees with the Company that such Investor will only sell or otherwise transfer any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to an effective registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2.                  Furnishing of Information.  Commencing on the date an Investor is able to resell Shares under Rule 144, until the date all Shares may be sold under Rule 144(b)(1) with regard to meeting the requirements of Rule 144(c), the Company agrees to use its reasonable commercial efforts to timely file (or obtain extensions in respect thereof and file with the SEC within the applicable grace period) all reports required to be filed with the SEC by the Company after the date hereof pursuant to the Exchange Act.

4.3.                  Form D Filing.  The Company agrees, to the extent required by law, to timely file a Form D with respect to the Shares as required under Regulation D.

4.4.                  Indemnification of Investors.  Subject to the provisions of this Section 4.4, the Company will indemnify and hold each Investor harmless from any losses, claims, damages or liabilities, including judgments, amounts paid in settlements and reasonable attorneys’ fees and expenses that any such Investor actually incurs as a direct result of any material breach of any representation, warrant, covenant or agreement made by the Company in this Agreement. If any action shall be brought against any Investor in respect of which indemnity may be sought pursuant to this Agreement, such Investor shall promptly (but no later than the third business day following receipt of notice of any such action by the Investor), notify the Company in writing, which writing shall explain in reasonable detail and attach relevant documents the reason and basis that such Investor is entitled to indemnification pursuant to this Section 4.4 (an “Indemnification Notice”). Thereafter, the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Each Investor shall fully cooperate with the Company and its counsel in defending any such claim. An Investor shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the sole expense of such Investor except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time after receipt of an Indemnification Notice to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, as provided in writing to the Company by such counsel, a material conflict on any material issue between the position of the Company and the position of such Investor.  The Company will not be liable to any Investor under this Agreement (i) for any settlement by an Investor effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (ii) to the extent that a loss, claim, damage or liability is attributable to an Investor’s gross negligence, intentional misconduct and/or any breach of any of the representations, warranties, covenants or agreements made by the Investor in this Agreement.

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4.5.                  Short Sales and Confidentiality After the Date Hereof.  Each Investor severally and not jointly with the other Investors covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the time such Investor and/or the Company started discussing the transactions contemplated in this Agreement and ending at the time that the transactions contemplated by this Agreement are first publicly disclosed by the Company through the filing with the SEC of a Current Report on Form 8-K.  Each Investor, severally and not jointly with the other Investors, covenants that until such time as the transactions contemplated by this Agreement are first publicly disclosed by the Company through the filing with the SEC of a Current Report on Form 8-K, such Investor will maintain, the confidentiality of all disclosures made to it in connection with this Offering and/or any related information and/or transactions (including the existence and terms of this Agreement).  Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

4.6.                  Use of Proceeds. The Company will use the net proceeds from the sale of the Shares for general corporate purposes and working capital of the Company.

4.7.                  Listing. The Company shall promptly secure the listing of all of the Shares upon each national securities exchange and automated quotation system that requires an application by the Company for listing, upon which the shares of Common Stock shall become listed on (subject to official notice of issuance).

4.8.                  Filing of Current Report on Form 8-K. The Company agrees that it shall file a Current Report on Form 8-K relating to the Offering.

4.9.                  Registration Rights. The Company shall use its commercially reasonable efforts to (i) prepare and file with the SEC, within ninety (90) days after the final Closing, a registration statement (the “Registration Statement”) relating to the resale of shares of Common Stock issued to Investors in the Offering (the “Registrable Securities”), on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities, (ii) have the SEC declare such Registration Statement effective, and (iii) maintain the effectiveness thereof until all Registrable Securities covered by such Registration Statement (a) have been sold, or (b) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. If the SEC requires any Registrable Securities covered by the Registration Statement to be reduced, such Registrable Securities shall be reduced pro-rata from each holder’s shares of Registrable Securities being registered for resale therein.

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4.10.                Issuance of Additional Shares Upon Certain Events. If during the period commencing on the final Closing Date and terminating on the date six (6) months following the Initial Closing Date (the “Anti-Dilution Period”), the Company consummates a sale of shares of its Common Stock for cash consideration at a price per share that is lower than the then Per Share Purchase Price (as adjusted for stock splits and consolidations and related corporate events) (such lower price, the “New Issuance Price” and each such issuance, a “Dilutive Issuance”), then following each such Dilutive Issuance, the Company shall issue to each Investor such number of additional Shares equal to the product of (i) the number of Shares purchased by the Investor in the Offering, multiplied by (ii) the quotient of (a) the Per Share Purchase Price (as adjusted for stock splits and consolidations and related corporate events), divided by (b) the New Issuance Price. Notwithstanding the above, no additional Shares will be issued to any Investor pursuant to this Section 4.10, and no anti-dilution rights hereunder will apply (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of this Agreement; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee equity incentive plan of the Company now existing or to be implemented in the future; (iii) upon the issuance of any securities in connection with an acquisition by the Company; (iv) upon the issuance of any securities pursuant to a commitment by the Company that has been previously disclosed prior to the date hereof in SEC filings or herein; (v) in connection with any public offering of securities; (vi) in connection with the sale, exercise or conversion of any convertible securities including any warrants or options; (vii) in connection with the issuance of shares of Common Stock other than for cash consideration; and/or (viii) issuances of Shares in connection with the Offering.

SECTION 5

Miscellaneous

5.1.                  Governing Law. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

5.2.                  Survival. The representations and warranties, covenants and agreements made by each Investor and the Company herein terminate following the last Closing Date.

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5.3.                  Successors, Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other; except that either party may assign this Agreement to an Affiliate of such party or to any third party that acquires all or substantially all of such party’s business, whether by merger, sale of assets or otherwise.

5.4.                  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5.                  Expenses. Each of the Company and each Investor shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

5.6.                  Finder’s Fees. Each of the Company and each Investor shall indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder’s fee, placement fee or underwriter’s discount (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of its respective partners, employees, or representatives, as the case may be, is responsible it being understood that the Company is only responsible for the commission and/or other compensation payable to Selling Agents, if any.

5.7.                  Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.

5.8.                  Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

5.9.                  Entire Agreement. This Agreement including the exhibits and schedules attached hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

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5.10.                Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

5.11.                Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  Nothing contained herein and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations.  Each Investor has been represented by its own separate legal counsel in its review and negotiation of this Agreement and related documents.  The Company has elected to provide all Investors with the same terms and Offering documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

[SIGNATURE PAGES FOLLOW]

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[COMPANY SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MODULAR MEDICAL, INC. By: ____________________________ Name: Title:	Address for Notice: Modular Medical, Inc. 16772 West Bernardo Drive San Diego, California 92127 Attn: Chief Executive Officer

With a copy to (which shall not constitute notice): Lawrence G. Nusbaum Gusrae Kaplan Nusbaum PLLC 120 Wall Street, 25th Floor New York, NY 10005

[END OF COMPANY SIGNATURE PAGE; SIGNATURE PAGE FOR INVESTOR FOLLOWS]

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[INVESTOR SIGNATURE PAGE TO MODULAR MEDICAL, INC.

COMMON STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________________________________

Signature of Signatory Investor: ______________________________________________________________________

Name of Authorized Signatory (if applicable): ____________________________________________________________

Title of Authorized Signatory (if applicable): _____________________________________________________________

Email Address of Authorized Signatory: ________________________________________________________________

Address for Notices and Delivery of Shares to Investor: ____________________________________________________

_______________________________________________________________________________________________

Aggregate Purchase Price: _____________

Shares: _______________________________

Investor Social Security or EIN Number: _____________________

[END OF INVESTOR SIGNATURE PAGE]

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